SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, CA 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Item 5. Other Events and Required FD Disclosure.

     On December 18, 2003, ViaSat, Inc. issued a press release announcing that it had reached an agreement with Scientific-Atlanta, Inc. relating to the indemnification for costs claimed by ViaSat to have been incurred for customer and contract obligations and assets acquired in connection with its acquisition of Scientific-Atlanta’s satellite networks business in April 2000. The press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press release issued by ViaSat, Inc. on December 18, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2003	VIASAT, INC.

By:/s/ Richard Baldridge

Name: Richard Baldridge Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release issued by ViaSat, Inc. on December 18, 2003.